As filed with the Securities and Exchange Commission on December 23, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PEREGRINE PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-3698422 (I.R.S. Employer Identification No.)
14282 Franklin Avenue Tustin, California 92780-7017 (714) 508-6000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark R. Ziebell, V.P., General Counsel

Peregrine Pharmaceuticals, Inc.

14282 Franklin Avenue

Tustin, California 92780

(714) 508-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Michael A. Hedge, Esq. K&L Gates LLP 1 Park Plaza, Twelfth Floor Irvine, California 92614 (949) 253-0900	Paul J. Lytle, Chief Financial Officer Peregrine Pharmaceuticals, Inc. 14282 Franklin Avenue Tustin, California 92780 (714) 508-6000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer (do not check if a smaller reporting company) ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $0.001 par value per share	—	—
Preferred Stock, $0.001 par value per share	—	—
TOTAL	$150,000,000 (2)	$ 17,430

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and exclusive of accrued distributions and dividends, if any. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $150,000,000.00. Pursuant to General Instruction II.D. of Form S-3, the table lists each class of securities being registered and the aggregate proceeds to be raised in the primary offering, but does not specify by each class information as to the amount to be registered, the proposed maximum aggregate offering price per unit or the proposed maximum aggregate offering price.
(2)	There are being registered hereunder such indeterminate number or amount of common stock and preferred stock as may be issued at indeterminate prices and as may be issuable upon conversion, redemption, repurchase, exchange or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 23, 2014

PROSPECTUS

$150,000,000

Common Stock

Preferred Stock

We may offer and sell either individually or in combination with other securities any of the securities described in this prospectus from time to time in one or more offerings at prices and on terms to be determined at or prior to the applicable offering. The aggregate initial offering price of all securities sold under this prospectus will not exceed $150,000,000.

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of the offering.  You should read this prospectus and any prospectus supplement carefully before you invest in our securities.

 We may offer and sell these securities through underwriters, dealers or agents or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

We encourage you to carefully review and consider this prospectus and any prospectus supplement before investing in our securities. We also encourage you to read the documents to which we have referred you in the “Where To Learn More About Us” section of this prospectus for information on us and for our financial statements.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on The NASDAQ Capital Market, or NASDAQ, and trades under the symbol “PPHM”.

Investing in our securities involves a high degree of risk.  Before investing in our securities, you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings of our securities and in other information that we file with the Securities and Exchange Commission.  See “Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
PROSPECTUS SUMMARY	1
RISK FACTORS	2
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	3
RATIO OF COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS TO EARNINGS	3
USE OF PROCEEDS	4
DESCRIPTION OF SECURITIES TO BE OFFERED	4
DESCRIPTION OF COMMON STOCK	4
DESCRIPTION OF PREFERRED STOCK	5
PLAN OF DISTRIBUTION	7
LEGAL MATTERS	9
EXPERTS	9
WHERE TO LEARN MORE ABOUT US	10
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	10

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under the shelf registration process, we may offer and sell either individually or in combination with other securities any of the securities described in this prospectus from time to time in one or more offerings at prices and on terms to be determined at or prior to the applicable offering. The aggregate initial offering price of all securities sold under this prospectus will not exceed $150,000,000.

This prospectus only provides you with a general description of the securities we may offer.  Each time we sell securities described in the prospectus, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered.

The prospectus supplement may also add, update or change information contained in this prospectus.  You should read carefully both this prospectus and any accompanying prospectus supplement or other offering materials, together with the additional information described under “Where To Learn More About Us” and “Incorporation of Certain Documents By Reference,” beginning on page 10 of this prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus.  We have not authorized anyone to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC.  For further information, we refer you to the registration statement on Form S-3, including its exhibits.  We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC.  Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries.  If the SEC rules require that any agreement or document be filed as an exhibit to the registration statement, then you should refer to that agreement or document for its complete contents.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document, regardless of the time of delivery of this prospectus, any accompanying prospectus supplement or any sale of securities.  Our business, financial condition, results of operations and prospects may have changed since then.

As used in this prospectus, the terms “we,” “us,” “our,” “Company” and “Peregrine” refer to Peregrine Pharmaceuticals, Inc., and its wholly-owned subsidiary, Avid Bioservices, Inc.

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus.  It does not contain all the information you should consider before investing in our securities.  You should read carefully this prospectus, any accompanying prospectus supplement and any other offering materials, together with the additional information described under “Where To Learn More About Us” and “Incorporation of Certain Documents By Reference,” beginning on page 10 of this prospectus.

Our Company

We are a biopharmaceutical company with a pipeline of novel drug candidates in clinical trials focused on the treatment and diagnosis of cancer. Our lead immunotherapy candidate, bavituximab, is in Phase III development (the “Phase III SUNRISE trial”) for the treatment of second-line non-small cell lung cancer (“NSCLC”) along with several investigator-sponsored trials evaluating other treatment combinations and additional oncology indications. In addition, we are evaluating our lead molecular imaging agent, 124I-PGN650 (“PGN650”), in an exploratory clinical trial for the imaging of multiple solid tumor types.

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Bavituximab is our lead immunotherapy investigational candidate in Phase III development for the treatment of second-line NSCLC. The design of the Phase III SUNRISE (Stimulating ImmUne RespoNse thRough BavItuximab in a PhaSE III Lung Cancer Study) trial was supported by promising data from our prior Phase IIb second-line NSCLC trial in the same indication, which final data was presented at the 2013 American Society of Clinical Oncology Annual Meeting. In December 2013, we initiated the Phase III SUNRISE trial and patient enrollment is ongoing. In addition, in January 2014, we announced that bavituximab received Fast Track designation by the U.S. Food and Drug Administration (“FDA”) for combination with docetaxel in patients with previously-treated non-squamous NSCLC.

The Phase III SUNRISE trial is a randomized, double-blind, placebo-controlled trial evaluating bavituximab plus docetaxel versus docetaxel plus placebo in approximately 600 patients at clinical sites worldwide. The trial is enrolling patients with stage IIIb/IV non-squamous NSCLC who have progressed after standard front-line platinum-based treatment. Patients are randomized into one of two treatment arms. One treatment arm receives docetaxel (75 mg/m2), up to six 21-day cycles, in combination with bavituximab (3 mg/kg) weekly until progression or toxicity. The other treatment arm receives docetaxel (75 mg/m2), up to six 21-day cycles, in combination with placebo weekly until progression or toxicity. The primary endpoint of the trial is overall survival.

In addition, we are currently exploring the full clinical potential of bavituximab in combination with chemotherapies or other immuno-oncology agents through a series of investigator-sponsored trials in multiple tumor indications.

With respect to our imaging program, we are currently conducting an open-label, single-center clinical trial under an exploratory Investigational New Drug Application filed with the FDA for our lead imaging agent PGN650 for the imaging of multiple solid tumor types.

For a more detailed discussion of our novel drug candidates bavituximab and PGN650 in clinical trials, please refer to our Annual Report on Form 10-K for the year ended April 30, 2014, filed with the SEC on July 14, 2014 (the “2014 Annual Report”), our Quarterly Reports on Form 10-Q for the three months ended July 31, 2014 and October 31, 2014, and any subsequent filings that we make with the SEC, as well as each prospectus supplement made a part hereof.

In addition, we also operate a wholly-owned (current Good Manufacturing Practices (“cGMP”)) contract manufacturing subsidiary, Avid Bioservices, Inc. (“Avid”). Avid is a Contract Manufacturing Organization that provides fully integrated services from cell line development to commercial cGMP biomanufacturing for us and its third-party clients. In addition to generating revenue from providing a broad range of biomanufacturing services to third-party clients, Avid is strategically integrated with us to manufacture all clinical products to support our company-sponsored and investigator-sponsored clinical trials while also preparing for potential commercial launch of bavituximab.

Company Information

We are a Delaware corporation. Our principal executive offices are located at 14282 Franklin Avenue, Tustin, California 92780 and our telephone number is 714-508-6000. Our internet website addresses are www.peregrineinc.com, www.avidbio.com, www.sunrisetrial.com and www.peregrinetrials.com. This reference to our websites is an inactive textual reference only and is not a hyperlink.  The contents of our websites are not part of this prospectus, and you should not consider the contents of our websites in making an investment decision with respect to our securities.

RISK FACTORS

An investment in our securities involves a high degree of risk.  You should carefully consider the specific risks described in our 2014 Annual Report under the heading “Risk Factors” and in our Quarterly Reports on Form 10-Q for the three months ended July 31, 2014 and October 31, 2014 under the heading “Risk Factors” before investing in our securities. You should also consider similar information in any Annual Report on Form 10-K or other documents filed by us with the SEC after the date of this prospectus before deciding to invest in our securities. If applicable, we will include in any prospectus supplement a description of those significant risks that could make the offering described therein speculative or risky.  If any of the foregoing risks actually materializes, our business, financial condition, results of operations and prospects could be materially adversely affected.  As a result, the value of our securities could decline and you could lose part or all of your investment.  The foregoing risks are not the only ones we face.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially affect our business, financial condition, results of operations and prospects.  See “Where To Learn More About Us” and “Incorporation of Certain Documents By Reference,” beginning on page 10 of this prospectus.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference herein contain forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933, as amended (the “Securities Act”), and 21E of the Exchange Act. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” “continue” or other comparable words or expressions. These statements involve known and unknown risks, including, among others, risks resulting from economic and market conditions, the regulatory environment in which we operate, pricing pressures, accurately forecasting operating and capital expenditures and clinical trial costs, competitive activities, uncertainties of litigation and other business conditions, and are subject to uncertainties and assumptions contained elsewhere in this prospectus. We base our forward-looking statements on information currently available to us, and, in accordance with the requirements of federal securities laws, we will disclose to you material developments affecting such statements. Our actual operating results and financial performance may prove to be very different from what we have predicted as of the date of this prospectus due to certain risks and uncertainties. Except as required by law, we undertake no duty to update any of the forward-looking statements in this prospectus and any supplements to this prospectus, even if new information becomes available in the future. The risks and uncertainties that we face are described in greater detail under the heading “Risk Factors” in our 2014 Annual Report, our Quarterly Reports on Form 10-Q for the three months ended July 31, 2014 and October 31, 2014, and in subsequent filings that we make with the SEC, and may also be described in each prospectus supplement made a part hereof.

RATIO OF COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS TO EARNINGS

For each of the periods presented in the table below, our earnings were insufficient to cover combined fixed charges and preferred stock dividends. Accordingly, the table sets forth the deficiency of earnings to cover combined fixed charges and preferred stock dividends for each of the periods presented. Ratio information has not been presented as it is not applicable.

For purposes of computing the deficiencies of earnings available to cover combined fixed charges and preferred stock dividends, “earnings” consist of loss from continuing operations before income taxes plus fixed charges. “Fixed charges” consist of interest expense, amortization of discount on notes payable and debt issuance costs, loss on early extinguishment of debt, and the portion of operating lease rental expense that is estimated by us to be representative of interest. In addition, we did not pay any dividends on preferred stock and no preferred stock was outstanding during the fiscal year 2010 through fiscal year 2013 periods presented. See Exhibit 12.1 hereto for additional detail regarding the computation of the deficiency of earnings available to cover combined fixed charges and preferred stock dividends.

	Fiscal Year Ended April 30,					Six Months Ended October 31,
	2010	2011	2012	2013	2014	2014
	(in thousands)
Deficiency of earnings available to cover combined fixed charges and preferred stock dividends	$(14,494)	$(34,151)	$(42,119)	$(29,780)	$(35,763)	$(27,031)

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USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement applicable to an offering, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include research and development expenses, clinical trial expenses, including the Phase III SUNRISE trial, expansion of our contract manufacturing capabilities and increasing our working capital. Pending the use of the net proceeds, we intend to invest the net proceeds in investment grade, interest bearing securities.

The principal purposes of this offering are to increase our operating and financial flexibility. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds we will have upon completion of this offering. Accordingly, our management will have broad discretion in the application of net proceeds, if any.

DESCRIPTION OF SECURITIES TO BE OFFERED

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include information in the prospectus supplement, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more primary offerings, our common stock and preferred stock, or any combination of the foregoing.

In this prospectus, we refer to the common stock and preferred stock or any combination of the foregoing securities to be sold by us in a primary offering collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $150,000,000.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

The following is a summary of the material provisions of the common stock and preferred stock as set forth in our certificate of incorporation, as amended to date (our “Charter”), and bylaws, as amended to date (our “Bylaws”). For additional detail about our capital stock, please refer to our Charter and Bylaws, as well as applicable Delaware law.

DESCRIPTION OF COMMON STOCK

As of the date of the prospectus, we are authorized to issue up to 325,000,000 shares of common stock, $0.001 par value per share. As of December 19, 2014, 182,081,234 shares of our common stock were outstanding. In addition, our common stock outstanding as of December 19, 2014 excludes the following:

•	25,113,278 common shares reserved for issuance under outstanding option grants and available for issuance under our stock incentive plans;
•	2,714,717 common shares reserved for and available for issuance under our Employee Stock Purchase Plan;
•	273,280 common shares issuable upon exercise of outstanding warrants; and
•	34,220,116 common shares issuable upon conversion of our outstanding 10.50% Series E Convertible Preferred Stock (1).

_____________

(1)	The 10.50% Series E Convertible Preferred Stock, or Series E Preferred Stock, is convertible into shares of common stock at a conversion price of $3.00 per share. However, in the event of a change of control (as further described in the certificate of designation of rights and preferences for the Series E Preferred Stock, or Certificate of Designations, filed as Exhibit 3.11 to the Company’s Form 8-A filed with the SEC on February 12, 2014), the holders of Series E Preferred Stock will be limited to a maximum number of shares of our common stock or other applicable consideration equal to 29 (the “Share Cap”) multiplied by the number of shares of Series E Preferred Stock converted. This Share Cap assumes our shares of common stock are acquired for a consideration of $0.855 per share or less, which is approximately one-half of the per share closing sale price of our common stock on the day before the initial public offering of the Series E Preferred Stock.

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Dividends

Our Board of Directors may, out of funds legally available, at any regular or special meeting, declare dividends to the holders of shares of our common stock as and when they deem expedient, subject to the rights of holders of the preferred stock, if any.

Voting

Each share of common stock entitles the holders to one vote per share on all matters requiring a vote of the stockholders, including the election of directors. No holders of shares of common stock shall have the right to vote such shares cumulatively in any election for the Board of Directors.

Rights Upon Liquidation

In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders of our common stock will be entitled to share equally in our assets available for distribution after payment in full of all debts and after the holders of preferred stock, if any, have received their liquidation preferences in full.

Miscellaneous

No holders of shares of our common stock shall have any preemptive rights to subscribe for, purchase or receive any shares of any class, whether now or hereafter authorized, or any options or warrants to purchase any such shares, or any securities convertible into or exchanged for any such shares, which may at any time be issued, sold or offered for sale by us.

DESCRIPTION OF PREFERRED STOCK

Pursuant to our Charter, we are currently authorized to designate and issue up to 5,000,000 shares of preferred stock, $0.001 par value per share, in one or more classes or series and, subject to the limitations prescribed by our Charter and Delaware law, with such rights, preferences, privileges and restrictions of each class or series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series as our Board of Directors may determine, without any vote or action by our stockholders. As of the date of this prospectus, we have authorized and designated 2,000,000 shares of 10.50% Series E Convertible Preferred Stock, or Series E Preferred Stock, of which 1,180,004 shares are issued and outstanding as of December 19, 2014.

Our Series E Preferred Stock is listed on the NASDAQ and trades under the symbol “PPHMP”.

The transfer agent, registrar and dividend disbursing agent for our Series E Preferred Stock is Broadridge Corporate Issuer Solutions, Inc.

The rights and preferences of the Series E Preferred Stock include:

•	The holders are entitled to receive a 10.50% per annum cumulative quarterly dividend, payable in cash, on or about the 1st day of each of January, April, July, and October;
•	The dividend may increase to a penalty rate of 12.50% if: (a) we fail to pay dividends for any four consecutive or nonconsecutive quarterly dividend periods, or (b) we fail for 180 or more consecutive days to maintain a listing of the Series E Preferred Stock on a national securities exchange;

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•	Following a change of control of the Company (as defined in the Certificate of Designations) by a person or entity, we (or the acquiring entity) may, at our option, redeem the Series E Preferred Stock, in whole but not in part, within 120 days after the date on which the change of control has occurred for cash, at the redemption price;
•	We may not redeem the Series E Preferred Stock prior to February 11, 2017 (except following a change of control) and, on and after February 11, 2017, we may redeem the Series E Preferred Stock for cash at our option, from time to time, in whole or in part, at the redemption price;
•	The redemption price is $25.00 per share, plus any accrued and unpaid dividends (whether or not earned or declared) to, but excluding, the redemption date;
•	The liquidation preference is $25.00 per share, plus any accrued and unpaid dividends (whether or not earned or declared);
•	The Series E Preferred Stock has no stated maturity date or mandatory redemption and is senior to all of the Company’s other securities;
•	There is a general conversion right with respect to the Series E Preferred Stock with an initial conversion price of $3.00, a special conversion right upon a change of control, and a market trigger conversion at our option in the event of Market Trigger (as defined in the Certificate of Designations); and
•	The holders of the Series E Preferred Stock have no voting rights, except as defined in the Certificate of Designations.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations filed as Exhibit 3.11 to our Form 8-A filed with the SEC on February 12, 2014.

With respect to the remaining 3,000,000 shares of undesignated preferred stock under the terms of our Charter, our Board of Directors may, without action by stockholders, designated and authorize the issuance of additional series of authorized preferred stock ranking junior to or on parity with our Series E Preferred Stock and, in connection with the creation of such series, fix by the resolution or resolutions providing for the issuance of shares the voting powers and designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, including dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences and the number of shares constituting such series.  The particular terms of any preferred stock offered by this prospectus and any prospectus supplement will be described in the applicable prospectus supplement, and include, to the extent possible:

•	The maximum number of shares in the series and the designation of the series;
•	The terms of which dividends, if any, will be paid;
•	The terms of which the shares may be redeemed, if at all;
•	The liquidation preference, if any;
•	The terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;
•	The terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of securities;
•	The voting rights, if any, of the shares of the series; and
•	Any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares.

The description of the preferred stock above is not complete. You should refer to our Charter with respect to our Series E Preferred Stock and any other series of preferred stock we have or may issue for complete information concerning the terms of such series. A copy of the certificate of designations for each additional series of preferred stock will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in such registration statement.

Our Board of Directors may authorize the issuance of series of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of common stockholders. The issuance of preferred stock could have the effect of delaying or preventing a change in control, and may cause the market price of our common stock to decline or impair the voting and other rights of the holders of our common stock.

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PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

•	directly to one or more purchasers, including affiliates;
•	through agents;
•	to or through underwriters, brokers or dealers; or
•	through a combination of any of these methods.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus include, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•	privately negotiated transactions.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;
•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;
•	any delayed delivery arrangements;
•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be. In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum discount or commission to be received by a FINRA member or independent broker-dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

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At-the-Market Offerings

If we reach an agreement with an underwriter or agent on a placement, including the number and types of securities to be offered in the placement and any minimum price below which sales may not be made, such underwriter or agent would agree to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to try to sell such securities on such terms. Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on the NASDAQ, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of the securities, the amounts underwritten, and the nature of its obligations to take the securities will be described in the applicable prospectus supplement.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

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Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for the offered preferred stock. If the offered preferred stock is traded after its initial issuance, it may trade at a discount from its initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered preferred stock, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance is given as to whether an active trading market will develop for the offered preferred stock. If we seek to list the preferred stock on any exchange or quotation system, any such listing with respect to any particular preferred stock will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

In compliance with the guidelines of FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by K&L Gates LLP, Irvine, California, counsel to Peregrine Pharmaceuticals, Inc. Certain legal matters will be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended April 30, 2014 and the effectiveness of our internal control over financial reporting as of April 30, 2014, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

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WHERE TO LEARN MORE ABOUT US

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. For further information regarding us and our securities, please see the registration statement and our other filings with the SEC, including our annual, quarterly, and current reports and any proxy statements, which you may read and copy at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our public filings with the SEC are also available to the public on the SEC’s Internet website at http://www.sec.gov.

We furnish holders of our common stock with annual reports containing audited financial statements prepared in accordance with accounting principles generally accepted in the United States following the end of each fiscal year. We file reports and other information with the SEC pursuant to the reporting requirements of the Exchange Act. In addition, the reports, proxy statements and other information that we file with the SEC are available to you free of charge through the Investor Relations page of our website, www.peregrineinc.com, as soon as reasonably practicable after they have been electronically filed with, or furnished to, the SEC. We have included our website address as a textual reference and do not intend it as an active link to our website. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities.

Descriptions in this prospectus of documents are intended to be summaries of the material, relevant portions of those documents, but may not be complete descriptions of those documents. For complete copies of those documents, please refer to the exhibits to the registration statement and other documents filed by us with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with them, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus is considered to be part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We have filed the following documents with the SEC. These documents are incorporated by reference as of their respective dates of filing:

1.	our Annual Report on Form 10-K for the fiscal year ended April 30, 2014, as filed with the SEC on July 14, 2014;

2.	our Definitive Proxy Statement with respect to the 2014 Annual Meeting of Stockholders held on October 16, 2014, as filed with the SEC on August 28, 2014;

3.	our Quarterly Reports on Form 10-Q for the quarterly periods ended July 31, 2014 and October 31, 2014, as filed with the SEC on September 9, 2014 and December 10, 2014, respectively.

4.	our Current Reports on Form 8-K as filed with the SEC on May 5, 2014, May 8, 2014, June 10, 2014, June 16, 2014, September 8, 2014, October 17, 2014, October 30, 2014, November 14, 2014, and December 9, 2014;

5.	the description of our common stock contained in our Registration Statement on Form 8-A and Form 8-B (Registration of Successor Issuers) filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description;

6.	the description of our preferred stock purchase rights contained in our Form 8-A filed under the Exchange Act on March 17, 2006, including any amendment or report filed for the purpose of updating such descriptions;

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7.	the description of our Series E Preferred Stock contained in our Form 8-A filed under the Exchange Act on February 12, 2014, including any amendment or report filed for the purpose of updating such description; and

8.	all other reports filed by us under Section 13(a) of 15(d) of the Exchange Act since the end of our fiscal year ended April 30, 2014.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Nothing in this registration statement shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

We will provide, without charge, upon written or oral request of any person to whom a copy of this prospectus is delivered, a copy of any or all of the foregoing documents and information that has been or may be incorporated in this prospectus by reference, other than exhibits to such documents. Requests for such documents and information should be directed to:

Peregrine Pharmaceuticals, Inc.

Attn: Paul J. Lytle, Chief Financial Officer

14282 Franklin Avenue

Tustin, California 92780-7017

(714) 508-6000

See also “Where to Learn More About Us.”

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You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

__________________________________

		$150,000,000 Common Stock Preferred Stock
TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
PROSPECTUS SUMMARY	1
RISK FACTORS	2
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	3	_________________
RATIO OF COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS TO EARNINGS	3	PROSPECTUS
USE OF PROCEEDS	4	_________________
DESCRIPTION OF SECURITIES TO BE OFFERED	4
DESCRIPTION OF COMMON STOCK	4
DESCRIPTION OF PREFERRED STOCK	5
PLAN OF DISTRIBUTION	7
LEGAL MATTERS	9
EXPERTS	9
WHERE TO LEARN MORE ABOUT US	10
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	10

		Dated: __________, ____

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PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC registration fee.

SEC registration fee		$17,430
Printing and engraving expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous		**

Total	$	**

** These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of expenses of any offering of securities.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Certificate of Incorporation (the “Certificate”) and Bylaws include provisions that eliminate the directors’ personal liability for monetary damages to the fullest extent possible under Delaware law or other applicable law (the “Director Liability Provision”). The Director Liability Provision eliminates the liability of directors to us and our stockholders for monetary damages arising out of any violation by a director of his fiduciary duty of due care. However, the Director Liability Provision does not eliminate the personal liability of a director for (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases or redemption of stock other than from lawfully available funds, or (iv) any transactions from which the director derived an improper benefit. The Director Liability Provision also does not affect a director’s liability under the federal securities laws or the recovery of damages by third parties. Furthermore, under Delaware law, the limitation liability afforded by the Director Liability Provision does not eliminate a director’s personal liability for breach of the director’s duty of due care. Although the directors would not be liable for monetary damages to us or our stockholders for negligent acts or omissions in exercising their duty of due care, the directors remain subject to equitable remedies, such as actions for injunction or rescission, although these remedies, whether as a result of timeliness or otherwise, may not be effective in all situations. With regard to directors who also are officers of our company, these persons would be insulated from liability only with respect to their conduct as directors and would not be insulated from liability for acts or omissions in their capacity as officers. These provisions may cover actions undertaken by the Board of Directors, which may serve as the basis for a claim against us under the federal and state securities laws. We have been advised that it is the position of the Securities and Exchange Commission (the “Commission”) that insofar as the foregoing provisions may be involved to disclaim liability for damages arising under the Securities Act of 1933, as amended (the “Securities Act”), such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

Delaware law provides a detailed statutory framework covering indemnification of our directors, officers, employees or agents against liabilities and expenses arising out of legal proceedings brought against them by reason of their status or service as directors, officers, employees or agents. Section 145 of the Delaware General Corporation Law (“Section 145”) provides that a director, officer, employee or agent of a corporation (i) shall be indemnified by the corporation for expenses actually and reasonably incurred in defense of any action or proceeding if such person is sued by reason of his service to the corporation, to the extent that such person has been successful in defense of such action or proceeding, or in defense of any claim, issue or matter raised in such litigation, (ii) may, in actions other than actions by or in the right of the corporation (such as derivative actions), be indemnified for expenses actually and reasonably incurred, judgments, fines and amounts paid in settlement of such litigation, even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and in a criminal proceeding, if he did not have reasonable cause to believe his conduct was unlawful), and (iii) may be indemnified by the corporation for expenses actually and reasonably incurred (but not judgments or settlements) in any action by the corporation or of a derivative action (such as a suit by a stockholder alleging a breach by the director or officer of a duty owed to the corporation), even if he is not successful, provided that he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, provided that no indemnification is permitted without court approval if the director has been adjudged liable to the corporation.

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Delaware law also permits a corporation to elect to indemnify its officers, directors, employees and agents under a broader range of circumstances than that provided under Section 145. The Certificate contains a provision that takes full advantage of the permissive Delaware indemnification laws (the “Indemnification Provision”) and provides that we are required to indemnify our officers, directors, employees and agents to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary, provided, however, that prior to making such discretionary indemnification, we must determine that the person acted in good faith and in a manner he or she believed to be in the best interests of the corporation and, in the case of any criminal action or proceeding, the person had no reason to believe his or her conduct was unlawful.

In furtherance of the objectives of the Indemnification Provision, we have also entered into agreements to indemnify our directors and executive officers, in addition to the indemnification provided for in our Certificate and Bylaws (the “Indemnification Agreements”). We believe that the Indemnification Agreements are necessary to attract and retain qualified directors and executive officers. Pursuant to the Indemnification Agreements, an indemnitee will be entitled to indemnification to the extent permitted by Section 145 or other applicable law. In addition, to the maximum extent permitted by applicable law, an indemnitee will be entitled to indemnification for any amount or expense which the indemnitee actually and reasonably incurs as a result of or in connection with prosecuting, defending, preparing to prosecute or defend, investigating, preparing to be a witness, or otherwise participating in any threatened, pending or completed claim, suit, arbitration, inquiry or other proceeding (a “Proceeding”) in which the indemnitee is threatened to be made or is made a party or participant as a result of his or her position with us, provided that the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests and had no reasonable cause to believe his or her conduct was unlawful. If the Proceeding is brought by or in the right of our company and applicable law so provides, the Indemnification Agreement provides that no indemnification against expenses shall be made in respect of any claim, issue or matter in the Proceeding as to which the indemnitee shall have been adjudged liable to us.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16. EXHIBITS

The Exhibits to this Registration Statement are listed in the Exhibit Index commencing on page EX-1 hereof.

ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”):

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(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) that is part of the registration statement.

Provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the effective date; or

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tustin, State of California, on December 23, 2014.

PEREGRINE PHARMACEUTICALS, INC.

By: /s/ Steven W. King

         Steven W. King,

         President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Steven W. King and Paul J. Lytle, and each of them, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and any and all Registration Statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with or related to the offering contemplated by this Registration Statement and its amendments, if any, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Steven W. King	President and Chief Executive Officer	December 23, 2014
Steven W. King	(Principal Executive Officer), and Director

/s/ Paul J. Lytle	Chief Financial Officer	December 23, 2014
Paul J. Lytle	(signed both as an officer duly authorized to sign on behalf of the Registrant as Principal Financial Officer and Principal Accounting Officer)

/s/ Carlton M. Johnson	Director	December 23, 2014
Carlton M. Johnson

/s/ David H. Pohl	Director	December 23, 2014
David H. Pohl

/s/ Eric S. Swartz	Director	December 23, 2014
Eric S. Swartz

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Exhibit Number	Description
1.1	Form of Underwriting Agreement. *
3.1	Certificate of Incorporation of Techniclone Corporation (Incorporated by reference to Exhibit B to Registrant’s 1996 Proxy Statement as filed with the Commission on or about August 20, 1996).
3.2	Amended and Restated Bylaws of Peregrine Pharmaceuticals, Inc. (formerly Techniclone Corporation), a Delaware corporation (Incorporated by reference to Exhibit 3.2 to Registrant’s Current Report on Form 8-K as filed with the Commission on November 14, 2014).
3.3	Certificate of Designation of 5% Adjustable Convertible Class C Preferred Stock (Incorporated by reference to Exhibit 3.1 contained in Registrant’s Current Report on Form 8-K as filed with the Commission on or about May 12, 1997).
3.4	Certificate of Amendment to Certificate of Incorporation of Techniclone Corporation (Incorporated by reference to Exhibit 3.4 contained in Registrant’s Annual Report on Form 10-K as filed with the Commission on July 27, 2001).
3.5	Certificate of Amendment to Certificate of Incorporation of Peregrine Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 3.5 to Registrant's Quarterly Report on Form 10-Q as filed with the Commission on December 15, 2003).
3.6	Certificate of Amendment to Certificate of Incorporation of Peregrine Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 3.6 to Registrant’s Quarterly Report on Form 10-Q as filed with the Commission on December 12, 2005).
3.7	Certificate of Designation of Rights, Preferences and Privileges of Series D Participating Preferred Stock of Peregrine Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 3.7 to Registrant’s Current Report on Form 8-K as filed with the Commission on March 17, 2006).
3.8	Certificate of Amendment to Certificate of Incorporation of Peregrine Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 3.8 to Registrant’s Quarterly Report on Form 10-Q as filed with the Commission on December 10, 2007).
3.9	Certificate of Amendment to Certificate of Incorporation of Peregrine Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 3.10 to Registrant’s Current Report on Form 8-K as filed with the Commission on October 19, 2009).
3.10	Certificate of Designations of Rights and Preferences of 10.50% Series E Convertible Preferred Stock of the Registrant, as filed with the Secretary of State of the State of Delaware on February 12, 2014 (Incorporated by reference to Exhibit 3.11 to Registrant’s Form 8-A Registration Statement as filed with the Commission on February 12, 2014).
4.1	Form of Certificate for Common Stock (Incorporated by reference to the exhibit of the same number contained in Registrant’s Annual Report on Form 10-K for the year end April 30, 1988).
4.2	Preferred Stock Rights Agreement, dated as of March 16, 2006, between the Company and Integrity Stock Transfer, Inc., including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively (Incorporated by reference to Exhibit 4.19 to Registrant’s Current Report on Form 8-K as filed with the Commission on March 17, 2006).
4.3	Form of Preferred Stock Certificate. *
5.1	Opinion of K&L Gates LLP. **
12.1	Statement Regarding Computation of Ratios. **
23.1	Consent of Independent Registered Public Accounting Firm. **
23.2	Consent of K&L Gates LLP (included in Exhibit 5.1). **
24.1	Power of Attorney (included in this Registration Statement under “Signatures”). **

____________

*	If applicable, to be filed by amendment to this registration statement or as an exhibit to a report pursuant to section 13(a) or section 15(d) of the Exchange Act and incorporated by reference.
**	Filed herewith.

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